UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/12/2013

STEPAN COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4462

Delaware	36-1823834
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093
(Address of principal executive offices, including zip code)

(847)446-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modifications to Rights of Security Holders

See discussion under Item 8.01 of this report as to the 5 1/2% Convertible Preferred Stock, without par value (the "Preferred Stock"), CUSIP No. 858586209, which is incorporated herein by reference.

Item 8.01.    Other Events

On June 12, 2013, Stepan Company (the "Company") announced that it called for redemption of 61,735 shares (100% of the total outstanding as of the date hereof) of its 5 1/2% Convertible Preferred Stock, without par value (the "Preferred Stock"). The Preferred Stock will be redeemed at a redemption price of $25.00 per share in cash, plus any accumulated and unpaid distributions up to but excluding the redemption date. The Preferred Stock is currently listed on the New York Stock Exchange under the symbol "SCL PR CL". Copies of the press release and notice of redemption for the Preferred Stock are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
    Exhibit Number: 99.1
    Description: Press Release of Stepan Company dated June 12, 2013

    Exhibit Number: 99.2

    Description: Notice of Full Redemption dated June 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: June 17, 2013	By:	/s/ Kathleen Sherlock
Kathleen Sherlock
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Stepan Company dated June 12, 2013
EX-99.2	Notice of Full Redemption dated June 12, 2013